UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2018

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16430 North Scottsdale Road, Suite 400

Scottsdale, Arizona 85254

(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 781-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2018, Carlisle Companies Incorporated, a Delaware corporation (the “Company”), Carlisle, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Company (“Seller”), Carlisle FoodService Products, Incorporated, a Delaware corporation and a direct, wholly-owned subsidiary of Seller (“CFS”), and CFSP Acquisition Corp., a Delaware corporation (“Buyer”) and an affiliate of The Jordan Company, L.P., a New York limited partnership (“Jordan”), entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, all of the outstanding shares of capital stock of CFS in exchange for cash in the amount of $750 million, subject to certain adjustments.

The Agreement contains customary representations, warranties, covenants and agreements, none of which survive the closing of the transactions contemplated by the Agreement (the “Closing”) except for covenants and agreements that by their terms survive the Closing. Pursuant to the terms of the Agreement, Seller’s and Buyer’s indemnification obligations to one another are limited to losses Seller or Buyer, as applicable, may incur (i) as a result of post-Closing adjustments to the purchase price based on the amounts of CFS’s net working capital, cash, indebtedness and certain unpaid transaction-related expenses as of the Closing, and (ii) related to specific matters described in the Agreement. The Closing is subject to conditions that include, among others, receipt of regulatory approvals, correctness of the representations and warranties of the parties (except as would not reasonably be expected to have a material adverse effect as of the Closing), and material compliance by the parties with their respective obligations under the Agreement that must complied with by them at or prior to the Closing. The Company has provided a limited guaranty of certain of Seller’s payment and performance obligations under the Agreement.

At the Closing, in accordance with the terms of the Agreement, CFS and Carlisle Intangible Company, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Company (“CIC”), will enter into a Trademark License Agreement (the “Trademark License Agreement”). Pursuant to the Trademark License Agreement, CIC will grant to CFS a license to use certain of CIC’s trademarks solely in connection with the sale of certain licensed products specified in the Trademark License Agreement. The Trademark License Agreement will have an initial term of 20 years with the ability for renewal by mutual agreement of the parties for additional periods. The license will be royalty-free for the first 10 years, and, thereafter, CFS will pay CIC royalty payments as specified in the Trademark License Agreement.

The Closing is expected to occur within the first quarter of 2018. The Agreement contains certain termination rights, including, among others, (i) Seller’s right to terminate the Agreement if the Closing does not occur by March 30, 2018, (ii) Buyer’s right to terminate the Agreement if the Closing does not occur by April 30, 2018, (iii) either Buyer’s or Seller’s right to terminate the Agreement if the other party breaches any of its representations, warranties, covenants or agreements that causes a condition to Closing not to be satisfied, and the breach is not curable or cannot be cured within a certain cure period, and (iv) Seller’s right to terminate the Agreement if all of the conditions to Closing have been satisfied or waived, Seller has notified Buyer that Seller is prepared to close the transaction, and Buyer fails to close the transaction on the date the Closing should have occurred pursuant to the terms of the Agreement. The Agreement further provides that, upon Seller’s termination of the Agreement under either of the circumstances described in clauses (iii) and (iv) of the immediately preceding sentence, Buyer will be required to pay to Seller a termination fee of $50 million. The Resolute Fund III, L.P., a Delaware limited partnership and an investment fund affiliated with Jordan (the “Investor”), has provided a limited guarantee of Buyer’s obligation to pay the termination fee.

The representations, warranties, covenants and agreements set forth in the Agreement have been made only for the purposes of the Agreement and solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Buyer has obtained equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Buyer to pay the cash purchase price and all related fees and expenses. The Investor has committed to capitalize Buyer, at or immediately prior to the closing of the transactions contemplated by the Agreement, with an aggregate equity contribution in an amount up to $360 million, subject to the terms and conditions set forth in an equity financing commitment letter, dated as of January 31, 2018. In addition, Goldman Sachs Bank USA, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Jefferies Finance LLC, Benefit Street Partners L.L.C., NB Private Debt II Holdings LP, NB PD III Holdings (UO) LP, NB Pine Private Debt LP, NB Canafund Private Debt LP and NB Granite Private Debt LP (collectively, the “Lenders”) have committed to provide debt financing for the transaction, consisting of (a) $370 million in senior secured first lien credit facilities and (b) a $105 senior secured second lien term loan facility, each on the terms and subject to the conditions set forth in a commitment letter dated as of January 31, 2018 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions.

Copies of the Agreement and the Form of Trademark License Agreement have been filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Agreement and the Trademark License Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 7.01. Regulation FD Disclosure.

On February 1, 2018, the Company announced that it had entered into a definitive agreement to sell CFS to Buyer for aggregate cash consideration of $750 million, subject to certain adjustments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of January 31, 2018, by and among Carlisle, LLC, Carlisle Foodservice Products, Incorporated, CFSP Acquisition Corp. and Carlisle Companies Incorporated.*

10.1	Form of Trademark License Agreement between Carlisle Intangible Company, LLC and Carlisle FoodService Products, Incorporated.

99.1	Press release of Carlisle Companies Incorporated, dated February 1, 2018.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2018	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer